Exhibit 4.2

INTERIM TRUST AGREEMENT

between

SLM FUNDING LLC,

as the Depositor

and

CHASE BANK USA,

NATIONAL ASSOCIATION,

not in its individual capacity but solely

as the Interim Trustee

Dated as of April 6, 2006

i

INTERIM TRUST AGREEMENT

INTERIM TRUST AGREEMENT (the “Agreement”), dated as of April 6, 2006, between SLM FUNDING LLC, a Delaware limited liability company (the “Depositor”), and CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Interim Trustee (the “Interim Trustee”).

WHEREAS, the Depositor is a limited liability company established for the purpose of purchasing Loans from SLM Education Credit Finance Corporation (“SLM ECFC”) and, among others, VG Funding, LLC (“VG Funding,” and together with SLM ECFC, the “Sellers”) for immediate resale to special purpose trusts established for the purpose of financing the purchase of such Loans;

WHEREAS, on the Closing Date, the Depositor will enter into a separate Purchase Agreement with each of the Sellers, and a Sale Agreement with SLM Private Credit Student Loan Trust 2006-A for the purpose of effecting the purchase and resale of the Interim Trust Loans (the “Sale Agreements”); and

WHEREAS, pursuant to the terms of the Sale Agreement, the Depositor may be required, under certain circumstances, to repurchase some of the Interim Trust Loans;

NOW, THEREFORE, the Depositor and the Interim Trustee hereby agree as follows:

ARTICLE I

Definitions and Usage

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

ARTICLE II

Appointment of Interim Trustee

SECTION 2.1       Appointment of Interim Trustee. The Depositor hereby appoints the Interim Trustee, effective as of the date hereof, as trustee, to have all the rights, powers and duties set forth herein, including, without limitation:

a.                                       to hold legal title to the Interim Trust Loans on behalf and for the benefit of the Depositor;

b.                                      to enter into and perform its obligations as the Interim Trustee under this

Agreement, and the Sale Agreements ; and

c.                                       to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

SECTION 2.2       Declaration of Trust. The Interim Trustee hereby declares that it will hold the Interim Trust Loans in trust upon and subject to the conditions set forth herein for the use and benefit of the Depositor, subject to the obligations of the Interim Trustee under the Sale Agreements. Effective as of the date hereof, the Interim Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of this Agreement.

SECTION 2.3       Title to Interim Trust Loans. Legal title to all of the Interim Trust Loans shall be vested at all times in the Interim Trustee on behalf of and for the benefit of the Depositor.

ARTICLE III

Representations and Warranties of the Depositor

The Depositor hereby represents and warrants to the Interim Trustee that:

1.                                       It is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

2.                                       It has all necessary power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action.

3.                                       This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

4.                                       The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company operating agreement, in effect as of the date hereof, of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

ARTICLE IV

Authority and Duties of Interim Trustee

SECTION 4.1       General Authority. The Interim Trustee is authorized and directed to execute and deliver the Sale Agreements and this Agreement and each certificate or other document attached as an exhibit to or contemplated by such agreements, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Interim Trustee’s execution thereof. The Interim Trustee is also authorized and directed on behalf and for the benefit of the Depositor to acquire and hold legal title to the Interim Trust Loans and to take all actions required of the Interim Trustee pursuant to the Sale Agreements and this Agreement.

SECTION 4.2       General Duties. It shall be the duty of the Interim Trustee to discharge (or cause to be discharged) all its responsibilities as the Interim Trustee pursuant to the terms of the Sale Agreements and this Agreement.

SECTION 4.3       No Duties Except as Specified in this Agreement. The Interim Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Interim Trust Loans, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Interim Trustee is a party, except as expressly provided by the terms of the Sale Agreements or this Agreement; and no implied duties or obligations shall be read into this Agreement or the Sale Agreements against the Interim Trustee.

SECTION 4.4       No Action Except Under Specified Documents. The Interim Trustee shall not otherwise deal with the Interim Trust Loans except in accordance with the powers granted to and the authority conferred upon the Interim Trustee pursuant to this Agreement and the Sale Agreements.

SECTION 4.5       Restrictions. The Interim Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in the Basic Documents.

ARTICLE V

Concerning the Interim Trustee

SECTION 5.1       Acceptance of Trust and Duties. The Interim Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement. The Interim Trustee shall not be answerable or accountable hereunder or under the Sale Agreements under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 5.2 below expressly made by the Interim Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

1.                                       The Interim Trustee shall not be liable for any error of judgment made by a responsible officer of the Interim Trustee.

2.                                       No provision of this Agreement or the Sale Agreements shall require the Interim Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under the Sale Agreements, if the Interim Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

3.                                       The Interim Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Interim Trust Loans or for or in respect of the validity or sufficiency of the Sale Agreements.

SECTION 5.2       Representations and Warranties. The Interim Trustee hereby represents and warrants to the Depositor that:

1.                                       It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Delaware, at which it will act as trustee for the Trust. It has all requisite power and authority to execute, deliver and perform its obligations under the Sale Agreements and this Agreement.

2.                                       It has taken all action necessary to authorize the execution and delivery by it of the Sale Agreements and this Agreement, and the Sale Agreements and this Agreement have been executed and delivered by one of its officers who is duly authorized to execute and deliver the same on its behalf.

3.                                       Neither the execution nor the delivery by it of the Sale Agreements or this Agreement, nor the consummation by it of the transactions contemplated thereby or hereby nor compliance by it with any of the terms or provisions thereof or hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Interim Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

SECTION 5.3       Not Acting in Individual Capacity. Except as provided in this Article V, in accepting the trust hereby created, Chase Bank USA, National Association acts solely as Interim Trustee hereunder and not in its individual capacity.

SECTION 5.4       Interim Trustee Not Liable for the Interim Trust Loans. The Interim Trustee makes no representations as to the validity or sufficiency of this Agreement or the Sale Agreements, or of any Interim Trust Loan or related documents. The Interim Trustee shall at no time have any responsibility for or with respect to the sufficiency of the Interim Trust Loans; the validity or completeness of the assignment to the Interim Trustee of legal title to any Interim Trust Loan on behalf and for the benefit of the Depositor; the performance or enforcement (except as expressly set forth in the Sale Agreements) of any Interim Trust Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Interim Trustee.

ARTICLE VI

Compensation of Interim Trustee

The Interim Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Interim Trustee, and the Interim Trustee shall be entitled to be reimbursed by the Depositor, to the extent provided in such separate agreement, for its other reasonable expenses hereunder.

ARTICLE VII

Termination of Interim Trust Agreement

This Agreement (other than Article VI) and the trust created hereby shall terminate and be of no further force or effect upon the earlier of (i) the termination of the Trust pursuant to Section 9.1 of the Trust Agreement and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

ARTICLE VIII

Successor Interim Trustees

SECTION 8.1       Eligibility Requirements for Interim Trustee. The Interim Trustee shall at all times be a corporation or banking association being authorized to exercise corporate trust powers and hold legal title to the Interim Trust Loans. In case at any time the Interim Trustee shall cease to be eligible in accordance with the provisions of this Section, the Interim Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

SECTION 8.2       Resignation or Removal of Interim Trustee. The Interim Trustee

may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Interim Trustee meeting the eligibility requirements of Section 8.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Interim Trustee and one copy to the successor Interim Trustee. If no successor Interim Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Interim Trustee may petition any court of competent jurisdiction for the appointment of a successor Interim Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Interim Trustee from any obligations otherwise imposed on it under this Agreement or the Sale Agreements until such successor has in fact assumed such appointment.

If at any time the Interim Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section 8.1 and shall fail to resign after written request therefor by the Depositor, then the Depositor may remove the Interim Trustee. If the Depositor shall remove the Interim Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Interim Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Interim Trustee so removed and one copy to the successor Interim Trustee together with payment of all fees owed to the outgoing Interim Trustee.

Any resignation or removal of the Interim Trustee and appointment of a successor Interim Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Interim Trustee pursuant to Section 8.3 and payment of all fees and expenses owed to the outgoing Interim Trustee.

SECTION 8.3       Successor Interim Trustee. Any successor Interim Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Depositor and to its predecessor Interim Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Interim Trustee shall become effective and such successor Interim Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Interim Trustee. The predecessor Interim Trustee shall upon payment of its fees and expenses deliver to the successor Interim Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Interim Trustee any lender identification number obtained from the Department with respect to the Interim Trust Loans; and the Depositor and the predecessor Interim Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Interim Trustee all such rights, powers, duties and obligations.

No successor Interim Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Interim Trustee shall be eligible pursuant to Section 8.1.

SECTION 8.4       Merger or Consolidation of Interim Trustee. Any corporation into which the Interim Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Interim Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Interim Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Interim Trustee hereunder; provided that such corporation or banking association shall be eligible pursuant to Section 8.1.

ARTICLE IX

Miscellaneous

SECTION 9.1       Supplements and Amendments.

This Agreement may be amended by the Depositor and the Interim Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or any Excess Distribution Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or any Excess Distribution Certificateholder.

This Agreement may also be amended from time to time by the Depositor and the Interim Trustee, with prior written notice to the Rating Agencies and with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such amendment shall reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of all the outstanding Noteholders.

Promptly after the execution of any such amendment or consent, the Interim Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Interim Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Interim Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Interim Trustee may, but shall not be obligated to, enter into any such amendment which affects the Interim Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 9.2       Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Interim Trustee shall be deemed given only upon actual receipt by the Interim Trustee), if to the Interim Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to SLM Funding LLC, 12061 Bluemont Way, V3419, Reston, Virginia 20190, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

SECTION 9.3       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.4       Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 9.5       Successors and Assigns. All covenants and agreements contained herein shall be binding upon and to the benefit of, the Depositor and its successors and the Interim Trustee and its successors, all as herein provided.

SECTION 9.6       Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 9.7       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties hereto have caused this Interim Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

CHASE BANK USA,
NATIONAL ASSOCIATION,
not in its individual capacity but solely
as the Interim Trustee

By:	/S/ JOHN J. CASHIN
Name: John J. Cashin
Title: Vice President

SLM FUNDING LLC,
as the Depositor

By:	/S/ MARK L. HELEEN
Name: Mark L. Heleen
Title: Vice President